FOR IMMEDIATE RELEASE

Contacts:	Jerry W. Nix, Vice Chairman and CFO – (770) 612-2048 Sidney G. Jones, Vice President-Investor Relations – (770) 818-4628

GENUINE PARTS COMPANY
REPORTS RECORD SALES UP 12% AND
RECORD EARNINGS PER SHARE UP 23%
FOR THE SECOND QUARTER
ENDED JUNE 30, 2011

Atlanta, Georgia, July 15, 2011 — Genuine Parts Company (NYSE: GPC) reported sales and earnings for the second quarter and six months ended June 30, 2011. Thomas C. Gallagher, Chairman, President and Chief Executive Officer, announced today that sales totaling $3.2 billion were up 12% compared to the second quarter of 2010. Net income for the quarter was $151.8 million, an increase of 22% from $124.5 million recorded in the same period of the previous year. Earnings per share on a diluted basis were 96 cents, up 23% compared to 78 cents for the second quarter last year.

In reviewing the quarter, Mr. Gallagher commented, “We are especially pleased to report record sales and earnings for the second quarter. The Automotive Group produced another period of solid growth, with sales up 9% for the third consecutive quarter. We remain encouraged by the ongoing positive impact of our sales initiatives and the sound fundamentals of the aftermarket. Our Industrial and Electrical businesses continue to produce the strongest growth among our four business segments. Sales for Motion Industries, our Industrial Group, reached the $1 billion mark for the first time in their history and were up 19% in the quarter. EIS, our Electrical Group, generated a 28% sales increase. Both Motion Industries and EIS sell into the manufacturing sector of the economy, which continues to perform well today. S.P. Richards, our Office Products Group, showed a 4% sales increase for the quarter, marking their third consecutive period of sales growth, despite the continued moderation in demand in the office products industry. We believe this positive sales trend reflects the ongoing benefits of their internal growth initiatives.”

For the six months ended June 30, 2011, sales totaled $6.2 billion, up 13% compared to the same period in 2010. Net income for the six months was $278.3 million, an increase of 24% from the same period in 2010. Earnings per share on a diluted basis were $1.76, up 24% compared to $1.42 for the same period last year.

Mr. Gallagher added, “In addition to these fine results for the quarter and six months, our balance sheet as of June 30, 2011 remains in excellent condition. We ended the period with cash of $517 million and we continue to generate strong cash flows as a result of our working capital, asset management and cost reduction initiatives. Our priorities for cash include the dividends paid to shareholders, the ongoing reinvestment back into each of our four businesses, strategic acquisitions and share repurchases.”

Mr. Gallagher concluded, “We are encouraged by the sales and earnings growth achieved in the second quarter and for the first six months in 2011. We also remain optimistic that our businesses will show continued progress over the balance of the year. Our management team remains committed to sustaining good revenue growth, further improving operating margins, generating solid cash flows and maintaining a strong balance sheet.”

Conference Call

Genuine Parts Company will hold a conference call today at 11:00 a.m. Eastern time to discuss the results of the quarter and the future outlook. Interested parties may listen to the call on the Company’s website, www.genpt.com, by clicking “Investor Services”, or by dialing 877-331-5106, conference ID 78938316. A replay of the call will also be available on the Company’s website or at 800-642-1687, conference ID 78938316, after the completion of the conference call until 12:00 a.m. Eastern time on July 30, 2011.

Forward Looking Statements

Some statements in this report, as well as in other materials we file with the Securities and Exchange Commission (SEC) or otherwise release to the public and in materials that we make available on our website, constitute forward-looking statements that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Senior officers may also make verbal statements to analysts, investors, the media and others that are forward-looking. Forward-looking statements may relate, for example, to future operations, prospects, strategies, financial condition, economic performance (including growth and earnings), industry conditions and demand for our products and services. The Company cautions that its forward-looking statements involve risks and uncertainties, and while we believe that our expectations for the future are reasonable in view of currently available information, you are cautioned not to place undue reliance on our forward-looking statements. Actual results or events may differ materially from those indicated as a result of various important factors. Such factors may include, among other things, slowing demand for the Company’s products, changes in general economic conditions, including, unemployment, inflation or deflation, high energy costs, uncertain credit markets and other macro-economic conditions, the ability to maintain favorable vendor arrangements and relationships, disruptions in our vendors’ operations, competitive product, service and pricing pressures, the Company’s ability to successfully implement its business initiatives in each of its four business segments, the uncertainties and costs of litigation, as well as other risks and uncertainties discussed in the Company’s Annual Report on Form 10-K for 2010 and from time to time in the Company’s subsequent filings with the SEC.

Forward-looking statements are only as of the date they are made, and the Company undertakes no duty to update its forward-looking statements except as required by law. You are advised, however, to review any further disclosures we make on related subjects in our subsequent Forms 10-K, 10-Q, Form 8-K and other reports to the SEC.

About Genuine Parts Company

Genuine Parts Company is a distributor of automotive replacement parts in the U.S., Canada and Mexico. The Company also distributes industrial replacement parts in the U.S., Canada and Mexico through its Motion Industries subsidiary. S.P. Richards Company, the Office Products Group, distributes business products nationwide in the U.S. and Canada. The Electrical/Electronic Group, EIS, Inc., distributes electrical and electronic components throughout the U.S., Canada and Mexico.

GENUINE PARTS COMPANY and SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
	(Unaudited)
	(in thousands, except per share data)
Net sales	$3,184,984	$2,847,186	$6,159,182	$5,449,301
Cost of goods sold	2,268,870	2,024,876	4,394,274	3,866,516

Gross profit	916,114	822,310	1,764,908	1,582,785
Operating expenses:
Selling, administrative & other expenses	651,635	598,331	1,285,904	1,174,548
Depreciation and amortization	22,928	23,186	45,473	45,329

	674,563	621,517	1,331,377	1,219,877
Income before income taxes	241,551	200,793	433,531	362,908
Income taxes	89,739	76,326	155,204	137,832

Net income	$151,812	$124,467	$278,327	$225,076

Basic net income per common share	$.97	$.79	$1.77	$1.42
Diluted net income per common share	$.96	$.78	$1.76	$1.42
Weighted average common shares outstanding	157,248	158,260	157,439	158,514
Dilutive effect of stock options and
non-vested restricted stock awards	995	402	988	403

Weighted average common shares outstanding –
assuming dilution	158,243	158,662	158,427	158,917

GENUINE PARTS COMPANY and SUBSIDIARIES
SEGMENT INFORMATION AND FINANCIAL HIGHLIGHTS

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
	(Unaudited)
	(in thousands)
Net sales:
Automotive	$1,585,074	$1,459,672	$2,989,939	$2,750,073
Industrial	1,051,258	882,233	2,051,029	1,685,535
Office Products	417,989	401,960	850,655	812,471
Electrical/Electronic Materials	136,780	106,579	276,594	206,877
Other (1)	(6,117)	(3,258)	(9,035)	(5,655)

Total net sales	$3,184,984	$2,847,186	$6,159,182	$5,449,301

Operating profit:
Automotive	$138,795	$126,022	$236,694	$214,927
Industrial	85,289	60,118	151,298	108,964
Office Products	31,367	30,454	68,771	67,013
Electrical/Electronic Materials	9,172	6,948	19,242	13,763

Total operating profit	264,623	223,542	476,005	404,667
Interest expense, net	(6,236)	(6,693)	(12,736)	(13,426)
Other, net	(16,836)	(16,056)	(29,738)	(28,333)

Income before income taxes	$241,551	$200,793	$433,531	$362,908

Capital expenditures	$27,213	$18,062	$41,748	$27,912

Depreciation and amortization	$22,928	$23,186	$45,473	$45,329

(1)	Represents the net effect of discounts, incentives and freight billed reported as a component of net sales.

GENUINE PARTS COMPANY and SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	June 30,
	2011	2010
	(Unaudited)
	(in thousands)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$516,728	$411,872
Trade accounts receivable, net	1,565,889	1,353,918
Merchandise inventories, net	2,251,595	2,164,548
Prepaid expenses and other current assets	299,079	280,159

TOTAL CURRENT ASSETS	4,633,291	4,210,497
Goodwill and other intangible assets, less accumulated amortization	227,935	201,326
Deferred tax asset	151,042	164,657
Other assets	218,450	173,730
Net property, plant and equipment	486,283	469,150

TOTAL ASSETS	$5,717,001	$5,219,360

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Trade accounts payable	$1,492,041	$1,286,681
Current portion of debt	250,000	—
Income taxes payable	33,520	35,494
Dividends payable	70,755	64,687
Other current liabilities	261,099	188,511

TOTAL CURRENT LIABILITIES	2,107,415	1,575,373
Long-term debt	250,000	500,000
Retirement and other post-retirement benefit liabilities	243,928	296,823
Other long-term liabilities	184,362	173,957
Common stock	156,767	157,613
Retained earnings and other	3,023,737	2,815,427
Accumulated other comprehensive loss	(258,480)	(308,540)

TOTAL PARENT EQUITY	2,922,024	2,664,500
Noncontrolling interests in subsidiaries	9,272	8,707

TOTAL EQUITY	2,931,296	2,673,207

TOTAL LIABILITIES AND EQUITY	$5,717,001	$5,219,360

GENUINE PARTS COMPANY and SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended June
	30,
	2011	2010
	(Unaudited)
	(in thousands)
OPERATING ACTIVITIES:
Net income	$278,327	$225,076
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	45,473	45,329
Share-based compensation	4,023	3,133
Excess tax benefits from share-based compensation	(1,802)	(1,085)
Other	(594)	(401)
Changes in operating assets and liabilities	(75,476)	80,400

NET CASH PROVIDED BY OPERATING ACTIVITIES	249,951	352,452
INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(41,748)	(27,912)
Acquisitions and other	(38,126)	(67,693)

NET CASH USED IN INVESTING ACTIVITIES	(79,874)	(95,605)
FINANCING ACTIVITIES:
Stock options exercised	1,302	5,384
Excess tax benefits from share-based compensation	1,802	1,085
Dividends paid	(135,550)	(128,627)
Purchase of stock	(55,416)	(63,137)

NET CASH USED IN FINANCING ACTIVITIES	(187,862)	(185,295)
EFFECT OF EXCHANGE RATE CHANGES ON CASH	4,545	3,517

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(13,240)	75,069
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	529,968	336,803

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$516,728	$411,872